Aoxing Pharmaceutical Company Announces Agreement on Note Conversion
Note holders to Convert Approximately $6.6 million of the
Company’s debt into common equity at $2.70 per share

Jersey City, NJ, June 27, 2011 - Aoxing Pharmaceutical Company, Inc. (NYSE Amex: AXN) ("Aoxing Pharma"), a specialty pharmaceutical company focusing on research, development, manufacturing and distribution of narcotic and pain-management products, announced that the Company and six note holders, including Chairman Mr. Zhenjiang Yue, have reached an agreement to convert certain outstanding notes and accrued interest thereon totaling 42,449,722.63 RMB (approximately USD$6,567,199) into 2,432,296 shares of the Company’s common stock at $2.70 per share.  On June 24, 2011, the closing price for the Company’s securities as reported on the NYSE Amex was $1.40 per share.

The foreign currency exchange rate was based on the rate of 6.4639 RMB/USD, the middle price of foreign currency exchange rate published by the Bank of China on June 22, 2011.  All notes had annual interest rate of 10%. One note was due on March 26, 2012, and the others on April 28, 2014. Upon closing of the debt conversion, the Company’s obligations under the notes will be satisfied in full.

Mr. Zhenjiang Yue, Chairman and CEO of Aoxing Pharma, commented, "I am very confident in the future of Aoxing Pharma.  The terms of this conversion transaction were reviewed and approved unanimously by our Board of Directors.  I am delighted that these note holders were willing to convert the notes into common stock, along with me, and become long term Aoxing Pharma shareholders.”

About Aoxing Pharmaceutical Company, Inc.

Aoxing Pharmaceutical Company, Inc. is a US incorporated specialty pharmaceutical company with its operations in China, specializing in research, development, manufacturing and distribution of a variety of narcotics and pain-management products. Headquartered in Shijiazhuang City, outside Beijing, Aoxing has the largest and most advanced manufacturing facility in China for highly regulated narcotic medicines. Its facility is one of the few GMP facilities licensed for the manufacture of narcotic medicines by the Chinese State Food and Drug Administration (SFDA). It has joint venture collaboration with Johnson Matthey Plc to produce and market narcotics and neurological drugs in China. It also has strategic alliance partnerships with QRxPharma, Phoenix PharmaLabs, Inc. and American Oriental Bioengineering, Inc. For more information, please visit: www.aoxingpharma.com.

Safe Harbor Statement from Aoxing Pharmaceutical Company, Inc.

Statements contained in this communication not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and the Company's actual results may differ materially due to a number of factors, many of which are beyond its ability to predict or control, including, among many others, the Company’s ability to commercialize on its intellectual property portfolio, its ability to develop new therapeutic delivery methods, to complete GMP certification of the workshops, obtain process approvals, develop the product line as and when anticipated. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by the Company. The Company operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. The Company undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONTACT:

Aoxing Pharmaceutical Company:
Bob Ai
Chief Financial Officer
646-367-1767
investor.relations@aoxingpharma.com

Investor Relations:
The Trout Group
Brian Korb
646-378-2923
bkorb@troutgroup.com